Exhibit 13.1

Certification Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act Of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Controladora Vuela Compañía de Aviación, S.A.B. de C.V., a sociedad anonima bursatil de capital variable under the laws of Mexico (the “Company”), does hereby certify that, to the best of such officer’s knowledge:

1.	The accompanying Report of the Company on Form 20-F for the year ended December 31, 2020 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 30, 2021
	By:	/s/ Enrique Beltranena
Enrique Beltranena
President and Chief Executive Officer

April 30, 2021
	By:	/s/ Jaime E. Pous
Jaime E. Pous
Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Controladora Vuela Compañía de Aviación, S.A.B. de C.V. and will be retained by Controladora Vuela Compañía de Aviación, S.A.B. de C.V. and furnished to the Securities and Exchange Commission or its staff upon request.